Exhibit 99.1

Fate Therapeutics Announces Proposed Public Offering of Common Stock

San Diego, CA — May 18, 2015 — Fate Therapeutics, Inc. (NASDAQ: FATE), a biopharmaceutical company engaged in the development of programmed cellular therapeutics for the treatment of severe, life-threatening diseases, today announced that it has commenced an underwritten public offering of 6,000,000 shares of its common stock. Fate Therapeutics intends to grant the underwriters a 30-day option to purchase up to an additional 900,000 shares of its common stock.  Fate Therapeutics intends to use the net proceeds from the offering for clinical development and research activities, working capital and other general corporate purposes.  All shares of common stock to be sold in the offering will be offered by Fate Therapeutics.  The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering.

Leerink Partners LLC and BMO Capital Markets Corp. are acting as joint book-running managers for the offering. Wedbush PacGrow and H.C. Wainwright & Co., LLC are acting as co-managers.

The securities described above are being offered by Fate Therapeutics pursuant to a shelf registration statement on Form S-3 (File No. 333-199107) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”).

A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. A copy of the preliminary prospectus and accompanying prospectus can be obtained from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by email at syndicate@leerink.com, or by phone at (800) 808-7525, ext. 6142; or from BMO Capital Markets Corp. at 3 Times Square, 26th Floor, New York, NY 10036, Attention: Equity Syndicate Department, by telephone at (800) 414-3627 or by email to bmoprospectus@bmo.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Fate Therapeutics, Inc.

Fate Therapeutics is a clinical-stage biopharmaceutical company engaged in the development of programmed cellular therapeutics for the treatment of severe, life-threatening diseases. The Company’s approach utilizes established pharmacologic modalities, such as small molecules, to program the fate and function of cells ex vivo. The Company’s lead product candidate, PROHEMA®, is an ex vivo programmed hematopoietic cellular therapeutic, which is currently in clinical development for the treatment of hematologic malignancies and rare genetic disorders in patients undergoing hematopoietic stem cell transplantation (HSCT). The Company is also using its proprietary induced pluripotent stem cell platform to develop ex vivo reprogrammed hematopoietic and myogenic cellular therapeutics. Fate Therapeutics is headquartered in San Diego, CA.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fate Therapeutics’ expectations with respect to its proposed offering, its intention to grant the underwriters an option to purchase additional shares and its intended use of proceeds from the offering.  These and any other forward-looking statements in this release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as risks and uncertainties detailed in the Company’s periodic filings with the Securities and Exchange Commission, including but not limited to the Company’s Form 10-Q for the quarter ended March 31, 2015, and from time to time the Company’s other investor communications. Fate Therapeutics is providing the information in this release as of this date and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise, except to the extent required by law.

Contact:
Jesse Baumgartner, Stern Investor Relations, Inc.
212.362.1200, jesse@sternir.com